EXHIBIT  10.2

10.2 Stock Subscription Agreement, dated February 23, 2000, by and between the Registrant and Jim Thuney for the sale of up to 2,000 shares of Class E Preferred Stock


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                          STOCK SUBSCRIPTION AGREEMENT


THIS  STOCK  SUBSCRIPTION  AGREEMENT  IS ENTERED INTO THIS 23RD DAY OF FEBRUARY,
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2000,  BY  AND BETWEEN COMTECH CONSOLIDATION GROUP, INC., A DELAWARE CORPORATION
("CORPORATION")  AND  JIM  THUNEY,  AN  INDIVIDUAL  AS  FOLLOWS:

     Section 1. ComTech Consolidation Group, Inc. has the authority and power to entered into this Agreement and has duly authorized the issuance of up to 2,000 shares of Class E Preferred Stock (hereinafter "Stock") to Subscriber with the following terms: 1) Each Class E Preferred share shall have a face value of $100.00 per share: 2) Each share shall pay an annual dividend equal to $96: 3) The term of the Stock shall be for a period of 12 months "Term", after which time, each share of the Stock shall be immediately converted to 650 shares of Corporation common stock: 4) Subscriber shall have the option to convert the Stock at any time with written notice to Corporation under the terms described in section 3) herein above: 5) Corporation may redeem any Stock not converted by Subscriber at anytime within twelve (12) months of issuance by Corporation, in exchange for payment of the full face amount of funds delivered by Subscriber, plus any accrued interest: 6) Any Stock purchased shall carry "piggy back" registration rights, such that if Corporation registers any stock of the Corporation, it shall be obligated to also register the Stock and any underlying common stock converted by Subscriber within two years of issuance: and 7) For purposes of Rule 144, the calculation of the "holding" period for all common stock underlying the Stock shall begin upon issuance of the Stock to Subscriber.

     Section  2  Subscriber hereby desires to purchase 2,000 shares of the Stock

     Section 3. Corporation shall provide copies of all Articles of Incorporation and Board Minutes authorizing this Agreement.

     Section 4. Upon acceptance of the Stock Subscription Agreement by the Corporation, the Subscriber shall remit to the Corporation, $75,000 during the month February, 2000, and $125,000.00 during the month of March, 2000, the total subscription amount against which the Corporation shall issue and deliver to the Subscriber, certificates representing the Stock for the number of shares purchased. Notwithstanding the foregoing, should Corporation: 1) fail to timely
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file  any  necessary  report  as  required  by  the rules and regulations of the
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Securities  and  Exchange  Act:  2) file or be placed into Bankruptcy or similar
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state  remedy: 3) be "de-listed" by the NASDAQ from the Over-the-Counter market:
or 4) should the common stock of the Corporation for any other reason become unable to trade on the Over the Counter Bulletin Board Market OTCBB, Subscriber's obligations hereunder shall immediately cease.


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     Section  5.  It  is  specifically  agreed  between  the  parties  that  the fulfillment of the total obligation of Subscriber related to this agreement fully satisfies any and all requirments of Jim Thuney, Foothill Equities Corporation, Arlie Enterprises, Inc.Hancock Invetments Corp, Bryan A. Gianensin and Suarro Communications, Inc. (NKA E-Net Finanacial Corporation), a Nevada corporation, under that certain Settlement Agreement and Mutual Release, dated February 8th, 2000.

     Section 6. It is also specifically agreed between the parties, that upon conversion of any Class E Preferred Shares to Common Shares, the Corporation shall instruct it's transfer agent to issue Common Stock Certificates in the name if the Subscriber (or his nominee) in such denominations to be specified herein, representing the number of Common Stock issues upon such conversion.

     Section 7. In the event of any dispute hereunder, the parties hereto agree that the matter shall be submitted to binding arbitration in Vancouver, Washington and that the prevailing party shall be entitled to its attornies fees and costs.


Accepted and Agreed:

/s/ Jim Thuney
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Jim Thuney, an Individual
11017 NE Sherwood Drive
Vancouver, Washington 98686


ComTech Consolidation Group, Inc.
"Corporation"


By: /s/ Walter D. Davis
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Walter Davis
Its: President
ComTech Consolidation Group, Inc.
10497 Town & Country Way, Ste. 460
Houston TX 77024


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